As filed with the Securities and Exchange Commission on November 14, 2013

Registration No. 333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-1

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

Tandem Diabetes Care, Inc.

(Exact name of registrant as specified in its charter)

Delaware	3841	20-4327508
(State or other jurisdiction of incorporation or organization)	(Primary Standard Industrial Classification Code Number)	(I.R.S. Employer Identification Number)

11045 Roselle Street

San Diego, California 92121

(858) 366-6900

(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

Kim D. Blickenstaff

President and Chief Executive Officer

Tandem Diabetes Care, Inc.

11045 Roselle Street

San Diego, California 92121

(858) 366-6900

(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copies to:

Bruce Feuchter, Esq. Timothy F. O’Brien, Esq. Ryan C. Wilkins, Esq. Stradling Yocca Carlson & Rauth, P.C. 660 Newport Center Drive, Suite 1600 Newport Beach, California 92660 (949) 725-4000	David B. Berger, Esq. General Counsel Tandem Diabetes Care, Inc. 11045 Roselle Street San Diego, California 92121 (858) 366-6900	Alejandro E. Camacho, Esq. Per B. Chilstrom, Esq. Clifford Chance US LLP 31 West 52nd Street New York, New York 10019 (212) 878-8000

Approximate date of commencement of proposed sale to the public: As soon as practicable after the effective date of this registration statement.

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box.  ☐

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☒  (File No. 333-191601)

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act. (Check one):

Large accelerated filer	☐	Accelerated filer	☐

Non-accelerated filer	☒ (Do not check if a smaller reporting company)	Smaller reporting company	☐

CALCULATION OF REGISTRATION FEE

Title of each Class of Securities to be Registered	Amount to be Registered(1)	Proposed Maximum Offering Price Per Share(2)	Proposed Maximum Aggregate Offering Price(2)	Amount of Registration Fee(3)(4)
Common Stock, $0.001 par value per share	985,550	$15.00	$14,783,250	$1,904

(1)	Includes shares of Common Stock that the underwriters have an option to purchase.
(2)	This amount is based on the initial public offering price.
(3)	The registration fee was calculated pursuant to Rule 457(a) of the Securities Act of 1933, as amended.
(4)	The Registrant previously registered an aggregate of $123,216,750 of Common Stock on a Registration Statement on Form S-1 (File No. 333-191601), as amended, which was declared effective on November 13, 2013 and for which a filing fee of $15,870 was previously paid.

This registration statement shall become effective upon filing with the Securities and Exchange Commission in accordance with Rule 462(b) under the Securities Act of 1933, as amended.

EXPLANATORY NOTE AND INCORPORATION BY REFERENCE

This Registration Statement on Form S-1 (the “462(b) Registration Statement”) is being filed pursuant to Rule 462(b) under the Securities Act of 1933, as amended (the “Securities Act”), for the purpose of registering 985,550 shares of the common stock, $0.001 par value per share (the “Common Stock”), of Tandem Diabetes Care, Inc. (the “Company”). This 462(b) Registration Statement relates to the initial public offering of the Common Stock of the Company contemplated by the Registration Statement on Form S-1 (File No. 333-191601), which was initially filed with the Securities and Exchange Commission (the “Commission”) on October 7, 2013 (as amended from time to time thereafter, the “Registration Statement”). The Registration Statement was declared effective by the Commission on November 13, 2013.

Pursuant to Rule 462(b), the contents of the Registration Statement, including the exhibits thereto, are hereby incorporated by reference into this 462(b) Registration Statement.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant has duly caused this registration statement be signed on its behalf by the undersigned, thereunto duly authorized, in San Diego, California on November 13, 2013.

Tandem Diabetes Care, Inc.

By:	/s/ Kim D. Blickenstaff
Kim D. Blickenstaff
President and Chief Executive Officer

Pursuant to the requirements of the Securities Act of 1933, as amended, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

SIGNATURE	TITLE	DATE

/s/ Kim D. Blickenstaff Kim D. Blickenstaff	President, Chief Executive Officer and Director (Principal Executive Officer)	November 13, 2013

/s/ John Cajigas John Cajigas	Chief Financial Officer and Treasurer (Principal Financial and Accounting Officer)	November 13, 2013

* Lonnie M. Smith	Director	November 13, 2013

* Dick P. Allen	Director	November 13, 2013

* Edward L. Cahill	Director	November 13, 2013

* Fred E. Cohen	Director	November 13, 2013

* Howard E. Greene, Jr.	Director	November 13, 2013

* Douglas A. Roeder	Director	November 13, 2013

* Jesse I. Treu	Director	November 13, 2013

* Christopher J. Twomey	Director	November 13, 2013

*By:	/s/ Kim D. Blickenstaff
Kim D. Blickenstaff
Attorney-in-Fact

INDEX OF EXHIBITS

Exhibit Number	Description of Document

5.1	Opinion of Stradling Yocca Carlson & Rauth, P.C.

23.1	Consent of independent registered public accounting firm.

23.2	Consent of Stradling Yocca Carlson & Rauth, P.C. (included in Exhibit 5.1).

*24.1	Power of Attorney (included in signature page).

*	Incorporated by reference to the Registration Statement on Form S-1 (File No. 333-191601), which was initially filed with the Commission on October 7, 2013 and declared effective by the Commission on November 13, 2013.